Exhibit 10.2               Employment Agreement by CBQ, Inc. and Howard Ullman



                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT, dated as of April 18, 2004, between Howard Ullman, a natural person ("Executive") and CBQ, Inc., a Colorado corporation ("Employer" or the "Company"), with its principal executive offices located at 12535 Orange Drive, #613, Davie, Florida 33330. Executive and the Company may hereinafter also be referred to individually as a "party" and collectively as the "parties".

            In   consideration   of  the  premises  and  the  mutual   covenants
hereinafter set forth, the sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1. Employment of the Executive

            Employer hereby agrees to employ Executive and Executive hereby agrees to be and remain in the employ of Employer, as Chief Executive Officer and President of Employer, upon the terms and conditions hereinafter set forth.

2. Employment Period

            The term of Executive's employment under this Agreement (the "Employment Period") shall commence December 1, 2003 (the "Commencement Date") and, subject to earlier termination as provided herein, shall continue for a period of FIVE (5) years (the "Initial Period") after the Commencement Date. Unless earlier terminated, at the end of the Initial Period, the parties will determine whether or not to renew this Agreement and, if so, on what terms and conditions.

3. Duties and Responsibilities

            (a) During the Employment Period, Executive (i) shall have the title of Chief Executive Officer and President (ii) shall devote his full business time and attention and expend his best efforts, energies and skills on a full-time basis to the business of the Company, and shall not engage in any other activity that would interfere with the performance of his duties under this Agreement, excluding endeavors related to the community, his faith and other charitable functions which do not materially interfere with the performance of his duties hereunder) and (iii) shall perform such duties, and comply with all reasonable directions and instructions of the Company's Board of Directors.

            (b) During the Employment Period, Executive's responsibilities will include all duties and tasks customarily and typically performed by a chief executive and president of a small public company engaged in the same business of the Company as well as those duties set forth in the Company's By-Laws and those duties reasonably assigned to the Executive by the Company's Board of Directors. Such duties shall include active marketing and sales work and business development work.

            (c) During the Employment Period, Executive will report only to the Company's Board of Directors in regard to those responsibilities set forth in Paragraph 3.(b) above.

4. Compensation

            (a) For all services rendered and required to be rendered by, covenants of and restrictions in respect to the Executive, under this Agreement, Employer shall pay to Executive during and with respect to the Employment Period, and Executive agrees to accept a base salary computed at a rate of $200,000 per annum ("Base Salary"), payable on a biweekly basis in accordance with the Employer's standard payroll practices. In addition, on the Commencement Date, Executive will be eligible to participate in the Company's stock benefit plans. If the Base Salary of the Executive is deferred for any reason, the Executive may, at his option, elect to receive shares of Company's common stock in lieu of cash compensation for all or part of any deferred Base Salary. The shares of Company common stock shall be valued on the basis of the then-current closing bid price for the Company's common stock on the date prior to the date on which Executive elects to accept shares of Company common stock for the designated portion of the deferred Base Salary. The shares issued shall be restricted securities under Rule 144, as promulgated under the Securities Act of 1933, as amended, but shall be entitled to piggyback registration rights.

            (b) In each calendar year of the Initial Period, Executive will also be granted nonqualified options to purchase at least 100,000 shares (the "Options") of the common stock of the Company. The Options agreements will be subject to the Company's stock option plan and contain the terms and conditions determined by the Company's Compensation Committee, which will be consistent with the terms and conditions of stock option grants made to other executive officers of the Company. The strike price of the options will be the closing
(Bid) price of the Company's common stock at the close of business on the date prior to the date on which such grants are made to the other executive officers by the Compensation Committee of the Company's Board of Directors (which, for calendar 2004 is scheduled to take place on May 1, 2004).

            (c) Executive will receive a one-time grant of 1,000,000 shares of the common stock of the Company as restricted shares, which restrictions will lapse if, and only if, the Company has met its fiscal 2004 operating income threshold and Executive has not been terminated prior to January 1, 2005.

            (d) Effective on the Commencement Date, Executive will be entitled to participate in any of the Company's health benefit plans, together with the Company's Executive vacation policy, deferred compensation plan, stock prices and similar plans in effect from time to time.

5. Termination of Employment Period; Change of Control

      5.1 Employer may, at any time during the Employment Period by notice to Executive (the "Termination Notice"), terminate the Employment Period for "Cause" effective immediately. The Termination Notice shall specify the Cause for termination. In such an event, Executive shall not be entitled to any compensation or other amount from the Company from the effective date of termination. For purposes hereof, for "Cause" means:

                  (a) Executive is convicted of a felony involving dishonesty, fraud or breach of trust, with all appeal rights exhausted or barred; or

                (b) Executive engaged in wrongful conduct materially injurious to the Company; provided that such conduct was not undertaken at the direction of, or with the approval of, the Board; further provided that in the event that the wrongful conduct is capable of being cured, Executive shall have 30 days from his receipt of the Termination Notice to cease or cure such conduct.

      5.2 The Company may terminate this Agreement at any time, by delivering a notice to Executive, without Cause, effective 90 days after Executive receives such notice in accordance with the terms hereof. In such an event, Executive's sole remedy shall be:

                  (a) to collect all unpaid Base Salary and all unreimbursed expenses payable for all periods through the effective date of termination; plus

                  (b) if such termination occurs in and only in the first year of the Initial Period (i.e., in calendar 2004), the sum of $750,000; plus

                  (c) a severance payment in the sum of 12 months of Executive's then Base Salary;

(the sum of paragraphs 5.2 (a), (b) and (c) being collectively referred to as the "Severance Payment"). The Severance Payment will be due and payable on the effective date of the termination of this Agreement. In the event that the Severance Payment, all Base Salary and all other amounts due hereunder to Executive are not paid in full on such date, Executive will continue to earn his Base Salary until all such amounts are paid in full.

      5.3 (a) In the event Executive becomes totally disabled or disabled such that he is rendered unable to perform substantially all of his usual duties for Company, and if such disability shall persist for a continuous period in excess of six months, or an aggregate period in excess of six months in any one fiscal year, Company shall have the right at any time after the end of such period during continuance of Executive's disability by the delivery of not less than 30 days' prior written notice to Executive to terminate Executive's employment under this Agreement whereupon the applicable provisions of Paragraph 5.4 below shall apply.

                  (b) For purposes of this Agreement, if Executive and Company shall disagree as to whether Executive is totally disabled, or disabled such that he is rendered unable to perform substantially all of his usual duties for Company as set forth above, or as to the date at which time such total disability began, the decision of a licensed medical practitioner, mutually agreed upon by the parties, shall be binding as to both questions. If the parties cannot agree as to the identity of the licensed medical practitioner, Executive shall select a licensed medical practitioner of his choice and the Company shall select a licensed medical practitioner of its choice. The two licensed medical practitioners so selected shall select a third licensed medical practitioner, which third individual shall resolve either or both of the questions referred to above and which resolution shall be binding upon the parties.

      5.4 If Executive's employment with the Company is terminated on account of Executive's disability as provided for in Paragraph 5.3 above or on account of Executive's death, then Executive (or Executive's estate or personal representative, as applicable) shall only be entitled to receive, and Company shall pay to Executive (or Executive's estate or personal representative, as applicable) the following amounts:

                  (a) all unpaid Base Salary and all unreimbursed expenses payable for all periods through the effective date of termination; plus

                (b) the sum of eighteen months of Executive's then Base Salary.

            5.5 If Executive's employment with Company is terminated for any reason, Company will have no right of offset, nor will Executive be under any duty or obligation to seek alternative or substitute employment at any time after the effective date of such termination or otherwise mitigate any amounts payable by Company to Executive.

            5.6 Executive shall have the right by the delivery of written notice to Company within 30 days after either of the events herein below set forth in Subparagraphs (a) or (b) to terminate his employment under this Agreement and receive the Severance Payment as a result of "Constructive Termination without Cause." Constructive Termination without Cause shall mean termination by the Executive of his employment following the occurrence of either of the following events without Executive's written consent:

                  (a) Executive's being asked to report to anyone other than the Board of Directors of the Company;

                  (b) Company hires a Chief Operating Officer without the Executive's consent;

                  (c) a material diminution in Executive's duties; or

                  (d) if Executive's principal place of business for the performance of his duties is changed to a location more than 75 miles from Davie, Florida.

Any such Severance Payment will be in addition to any salary or other payments due you through the effective date of such termination.

6. Location of Executive's Activities

      Executive's principal place of business in the performance of his duties and obligations under this Agreement shall be at Employer's place of business in Davie, Florida. Notwithstanding the preceding sentence, Executive will engage in such travel and spend such time in other places as may be necessary or appropriate in furtherance of his duties hereunder at the Employer's expense.

7. Miscellaneous

      7.1 Notices. All notices, requests, demands, consents, and other communications required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given and received, (i) if delivered by hand, the day it is so delivered, (ii) if mailed via the United States mail, certified first class mail, postage prepaid, return receipt requested, five business days after it is mailed, or (iii) if sent by a nationally recognized overnight courier for next business day delivery, the business day after it is sent, to the party to whom the same is so given or made, at the address of such party as set forth at the head of this Agreement, which address may be changed by notice to the other party hereto duly given as set forth herein, with copies delivered as follows:

            (a) if to Executive:





            (b) if to the Company:

                CBQ, Inc.
            12535 Orange Drive, #613
            Davie, Florida  33330
            ATTN: Secretary

With a copy to: Paul W. Richter, Esq., 7759 Desiree Street, Alexandria, VA 22315

        7.2 Governing Law; Jurisdiction. This agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the State of Florida. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Broward County, Florida, and waive any claim based upon forum non-conveniens.

      7.3 Headings. All descriptive headings in this agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

      7.4 Counterparts. This Agreement maybe executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      7.5 Severability. If any provision of this Agreement, or part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.
      7.6 Entire Agreement and Representation. This Agreement contains the entire agreement and understanding between Employee and Executive with respect to the subject matter hereof. This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof. Except as otherwise provided herein, this Agreement cannot be changed or terminated except by an instrument in writing signed by the parties hereto.

      7.7 Binding Effect. This Agreement shall be binding upon, and insure to the benefit of, each parties' successors, transferees, heirs and assigns.

      7.8 Confidentiality; Disclosure of Information. (a) Executive recognized and acknowledges that he will have access to Confidential Information (as defined below) relating to the business or interests of Company or of persons with whom Company may have business relationships. Except as permitted herein or as may be approved by Company from time to time, Executive will not during the Employment Period or at any time thereafter, use or disclose to any other person or entity, any Confidential Information of Company (except as required by applicable law or in connection with performance of Executive's duties and responsibilities hereunder). If Executive is requested or becomes legally compelled to disclose any of the Confidential Information, he will give prompt notice of such request or legal compulsion to Company. Company may waive compliance with this Paragraph 7.8(a) or will provide Executive with legal counsel at no cost to Executive to seek an appropriate remedy; provided however Executive may disclose any Confidential Information in the event notwithstanding all such efforts of the Company and such legal counsel Executive if compelled by court order to do so. The term "Confidential Information" means information relating to Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, executive lists, employment agreements (other than this Employment Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, or any other information relating to Company's business which is treated as confidential or proprietary by Company in accordance with its policies. Notwithstanding the immediately preceding sentence, the provisions of this Paragraph 7.8(a) shall not apply to any information that (1) is in the public domain; (2) is or becomes available to the public other than as a result of a disclosure by Executive in violation of this Paragraph 7.8(a); (3) was available to Executive on a non-confidential basis prior to the date of this Employment Agreement; (4) was already lawfully in Executive's possession prior to the date of this Employment Agreement; or (5) becomes available to Executive on a non-confidential basis from a source other than Company. This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Paragraph 7.8(a) by the Executive, regardless of whether the Executive continues to be employed by the Company.

                  (b) It is further agreed and understood by and between the parties to this Agreement that all "Company Materials," which include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other codes, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like shall be the exclusive property of Company and, upon termination of Executive's employment with Company, and/or upon the request of Company, all Company Materials, including copies thereof, as well as all other Company property then in Executive's possession or control, shall be returned to and left with Company.

      7.9 Indemnification. Company recognizes that the activities within the scope of Executive's employment creates the potential in some jurisdictions of civil or even criminal actions being brought against Executive. To the fullest extent permitted by law, Company shall indemnify, defend, protect and hold Executive harmless from and against all claims, demands, causes of action, actions, suits, costs, damages, penalties, fines, liabilities, losses and expenses, whether civil or criminal, including, without limitation, reasonable attorneys' and consultant's fees and expenses arising out of or resulting from the performance of Executive's duties within the scope of Executive's employment. Company will include Executive as a named insured on Company's directors and officers liability policy.

      7.10 Non-Competition and Non-Solicitation

            Executive acknowledges that Company has invested substantial time, money and resources in the development and retention of its Confidential Information (including trade secrets), customers, accounts and business partners, and further acknowledges that during the course of Executive's employment with Company, Executive will have access to Company's Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, vendors, cable operators, accounts and business partners of Company. Executive acknowledges and agrees that any and all "goodwill" associated with any existing or prospective customer, vendor, cable operator, account or business partner belongs exclusively to Company, including, but not limited to, any goodwill created as a result or direct or indirect contacts or relationships between Executive and any existing or prospective customers, vendors, cable operators, accounts or business partners. Additionally, the parties acknowledge and agree that Executive possesses skills that are special, unique or extraordinary and that the value of Company depends upon his use of such skills on its behalf.

            In recognition of this, Executive covenants and agrees that:

            (a) During Executive's employment with Company, Executive may not, without prior written consent of Company (whether as an executive, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder, or in any other capacity whatsoever) perform any work directly competitive in any way to the business of Company or a substantially planned business that Executive is aware of during Executive's employment with Company on behalf of any entity or person other than Company (including Executive).

            (b) During Executive's employment with Company and for one year thereafter, Executive may not notice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with Company, absent prior written consent from Company.

            (c) During Executive's employment with Company and for one year thereafter, Executive may not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of Company to cease doing business with Company, reduce its relationship with Company or refrain from establishing or expanding a relationship with Company.

      7.11 Non-Disparagement; Non-Disclosure

            (a) Executive and Company hereby agree that during the Employment Period and all times thereafter, neither Executive or Company will make any public statement, or engage in any conduct, that is disparaging to the other party or, in the case of Company, any of its Executives, officers, directors, or shareholders known to Executive, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of Company and the capabilities of Executive. Notwithstanding any term to the contrary herein, neither Executive nor Company shall be in breach of this Paragraph 7.11 for the making of any truthful statements under oath.

            7.12 Representations and Warranties. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action of the Company and this Agreement constitutes the legal, valid and binding obligation or the Company, enforceable against the Company in accordance with its terms.

            IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

CBQ, Inc., a Colorado corporation


By:_______________________________________

         Name/Title:___________________________________________



Howard Ullman


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Signature



WITNESS NAME:_______________________________________


Witness Signature:__________________________________________

Witness Telephone Numbers:___________________________________

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